Exhibit 23.1

Crowe MacKay LLP
1100 - 1177 West Hastings St.
Vancouver, BC V6E 4T5
Main +1 (604) 687-4511
Fax +1 (604) 687-5805
www.crowemackay.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 dated the date hereof of Corvus Gold Inc. (“the Company”) of our report dated August 27, 2018, relating to the Company’s consolidated financial statements, which appears in this Annual Report on Form 10-K for the year ended May 31, 2018.

/s/ Crowe MacKay LLP

Chartered Professional Accountants

Vancouver, British Columbia, Canada

February 4, 2019